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                                                                  EXHIBIT 3.3


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 05/15/2001
                                                          010233391 - 3342712


                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TORCH OFFSHORE, INC.


     Torch Offshore, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation (the "Certificate of Incorporation"), as described below, and does hereby further certify that:

     1.   The name of the Corporation is Torch Offshore, Inc.

     2. The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendments to the Certificate of Incorporation this Certificate of Amendment is effecting, and the Corporation's sole stockholder has duly adopted those amendments, all in accordance with the provisions of Sections 242 and 228 of the DGCL.

     3. The Certificate of Incorporation is hereby amended by deleting paragraph (4)(a) of Section II of Article Fourth thereof and replacing in lieu thereof a new paragraph (4)(a) reading in its entirety as follows:

          (a) A Person shall be deemed to be the "Owner" of, or to "Own" shares of capital stock or other ownership interests to the extent such shares of capital stock or other ownership interests are owned beneficially or held of record by such Person, or may be voted by such Person, or which by any other means whatsoever are controlled by such person, or in which control is permitted to be exercised by such Person (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose).

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf this 14th day of May, 2001.


                                        TORCH OFFSHORE, INC.


                                        By:  /s/ William J. Blackwell
                                             ------------------------
                                             William J. Blackwell
                                             Chief Financial Officer